UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2023

RCM Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RCMT	The NASDAQ Stock Market LLC

Item 1.01         Entry into a Material Definitive Agreement

On April 24, 2023, RCM Technologies, Inc. (the “Company”) and all of its subsidiaries (collectively, the “Borrowers”) entered into a Fourth Amended and Restated Loan Agreement (the “Fourth Amended and Restated Loan Agreement”) with Citizens Bank, N.A., as lender (in such capacity, the “Lender”) and as administrative agent and arranger (in such capacity, the “Administrative Agent”), to amend and restate in its entirety that certain Third Amended and Restated Agreement dated as of the August 9, 2018 (as the same has been amended and modified prior to the date hereof, the “Existing Loan Agreement”).  Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Fourth Amended and Restated Loan Agreement.

Under the Fourth Amended and Restated Loan Agreement, the total commitment remains at $45.0 million, and permits the Borrowers to request the issuance of trade and standby letters of credit thereunder. The Fourth Amended and Restated Loan Agreement has a maturity date of April [24], 2026. Borrowings under the Fourth Amended and Restated Loan Agreement remain collateralized with substantially all of the Company’s assets, as well as the capital stock of its subsidiaries.

Borrowings under the Fourth Amended and Restated Loan Agreement bear interest at one of two alternative rates, as selected by the Company at each incremental borrowing.  These alternatives are: (i) SOFR (the secured overnight financing rate as published by the Federal Reserve Bank of New York), plus applicable margin, or (ii) an Alternate Base Rate, which shall mean for any day, a rate per annum equal to the greatest of (a) the prime rate, as announced by the Administrative Agent, in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% per annum and (c) the Daily SOFR Rate on such day plus 1.00% per annum, provided that the alternate base rate shall at no time be less than the Floor.  The amount of the spread depends on the ratio of consolidated funded debt to consolidated EBITDA (which, for purposes of the Fourth Amended and Restated Loan Agreement, is defined as the sum of (i) consolidated net income (excluding any realized gains or losses from foreign exchange transactions) before interest, income taxes, depreciation and amortization, (ii) non-cash charges (including, but not limited to, any write-offs of goodwill), and (iii) the net loss if any (expressed as a positive number) arising solely from Permitted Asset or Stock Sales (as defined in the Fourth Amended and Restated Loan Agreement) up to an amount, which when added to other net losses previously recognized under clause (iii) does not exceed $5,000,000.00 in the aggregate, with the Company permitted to add back up to $1,000,000 in the aggregate of consulting expenses for analyzing tax credits for research and development costs and 179D energy savings tax credits on a rolling four quarter basis.

The Fourth Amended and Restated Loan Agreement contains certain affirmative and negative covenants including limitations on specified levels of consolidated leverage and consolidated fixed charges, and includes limitations on, among other things, dividends, liens, mergers, consolidations, sales of assets, incurrence of debt and capital expenditures. We are also required to pay a monthly unused facility fee on the amount of the Fourth Amended and Restated Loan Agreement not drawn which ranges from 10 to 22.5 basis points, depending upon the ratio of consolidated funded debt to consolidated EBITDA. Upon the occurrence of an event of default under the Fourth Amended and Restated Loan Agreement, such as non-payment or failure to observe specific covenants, the Lender would be entitled to declare all amounts outstanding under the Fourth Amended and Restated Loan Agreement immediately due and payable.

This description of the Fourth Amended and Restated Loan Agreement is only a summary and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Loan Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.02         Results of Operations and Financial Condition

On April 27, 2023, the Company issued a press release including certain preliminary financial results for the fiscal quarter ended April 1, 2022.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition” (including the exhibit) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 regarding the Amendment is incorporated by reference herein.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 25, 2023, Richard A. Genovese, a member of the Company’s Board of Directors (the “Board”), notified the Company of his intention to retire from the Board effective at the end of his current term in December 2023.

Item 7.01          Regulation FD Disclosure

On April 25, 2023, the Board authorized a program to repurchase shares of its common stock, $0.05 par value (the “Common Stock”), up to an amount not to exceed $25.0 million in the aggregate.  This newly approved program succeeds the Company’s prior Common Stock repurchase program, which was completed in April 2023. The program is designed to provide the Company with enhanced flexibility over the long term to optimize its capital structure.  Shares of the Common Stock may be repurchased in the open market or through negotiated transactions.  The program may be terminated or suspended at any time at the discretion of the Company. The Company may in the future enter into a Rule 10b5-1 trading plan to effect a portion of the authorized purchases, if criteria set forth in the plan are met. Such a plan would enable the Company to repurchase its shares during periods outside of its normal trading windows, when the Company typically would not be active in the market.

The time of purchases and the exact number of shares to be purchased will depend on market conditions.  The repurchase program does not include specific price targets or timetables and may be suspended or terminated at any time.  The Company intends to finance the purchases using available working capital and capacity from the Company’s revolving line of credit.

The information set forth under this “Item 7.01. Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 8.01         Other Events

On April 24, 2023, the Company also entered into an agreement for the repurchase from two sellers, in a private transaction approved by the Board, of 333,686 shares of the Common Stock at a per share price of $11.91, which was the lowest sale price of the Common Stock on the Nasdaq Stock Market on such date.  Neither of the sellers in the transaction is an affiliate of the Company or a related person as defined by Item 404 of Regulation S-K.

Subsequent to December 31, 2022 and through April 28, 2023, including the 333,686 shares purchased in the private transaction described above, the Company has purchased 1,149,476 shares for an average price of $12.36 per share, which totals $14.2 million. These share purchases have been funded through the Company’s line of credit.

Item 9.01.        Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Fourth Amended and Restated Loan Agreement, dated as of April 24, 2023, by and among the Company and all of its subsidiaries, Citizens Bank, N.A., as lender and as administrative agent and arranger.
99.2	Press Release by the Registrant, dated April 28, 2023, furnished in accordance with Item 2.02 of this Current Report on Form 8-K.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: April 28, 2023